Exhibit 1.01

Conflict Minerals Report
This is the Conflict Minerals Report ("CMR") of Nordstrom, Inc. for calendar year 2018 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 ("Rule 13p-1"). Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products that contain gold, columbite-tantalite (tantalum), cassiterite (tin) or wolframite (tungsten) (collectively, "3TG" or "Conflict Minerals"). Unless the context indicates otherwise, the terms “Nordstrom,” “Company,” “we,” “us,” and “our” refer to Nordstrom, Inc. and its consolidated subsidiaries.
For the January 1, 2018 to December 31, 2018, reporting period, we surveyed 287 suppliers of our private label business line, Nordstrom Product Group ("NPG"). NPG products within the scope of this report have been categorized as: apparel, footwear, jewelry, accessories and home goods (the “Covered Products”). This CMR relates to the process undertaken by Nordstrom to determine the source of 3TG potentially contained in products deemed to be manufactured or contracted to be manufactured by NPG.
Forward-Looking Statements
Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act and other federal securities laws. You are cautioned that statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, due diligence and risk mitigation efforts, strategy, and future reporting constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities); inadequate supplier education and knowledge; whether smelters and refiners and other market participants responsibly source Conflict Minerals; political developments in Covered Countries, the United States, or elsewhere; limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers, third-party audit programs or others as well as the possibility of future statutory and regulatory changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.
Introduction
Nordstrom, Inc. is a leading fashion retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 380 stores in 40 states, including 119 full-line stores in the United States, Canada and Puerto Rico; 247 Nordstrom Rack stores; three Jeffrey boutiques; two clearance stores; six Trunk Club clubhouses; and three Nordstrom Local service concepts. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com, HauteLook and TrunkClub.com. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.
Nordstrom looks to work with vendors that share its commitment to quality products and see ethical business practices as an important factor in their business approach. Consistent with this commitment, Nordstrom has adopted a Conflict Minerals Policy, which is set forth in its entirety in Part II, section B, below. In accordance with and since the inception of this policy, Nordstrom has conducted both a good faith "reasonable country of origin inquiry" ("RCOI") and subsequent due diligence of its direct NPG suppliers ("Tier 1 Suppliers"). Through the Company's RCOI and due diligence processes, this year Nordstrom concluded that NPG contracted to manufacture a small number of products that contain 3TG necessary to a product's functionality or production.
The RCOI consisted principally of identifying the Tier 1 Suppliers of the Covered Products and circulating to these Tier 1 Suppliers the Conflict Minerals Reporting Template from the Responsible Minerals Initiative. Among the purposes of this supplier survey was to identify, if possible, the supply chain, including smelters or refiners (“SORs”) that contribute refined Conflict Minerals to the Covered Products, and to request information regarding whether any of the necessary Conflict Minerals in the Covered Products originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, with DRC, the "Covered Countries") and whether the Conflict Minerals come from recycled or scrap sources. Based on the results of that RCOI, Nordstrom has reason to believe that some of the Conflict Minerals contained in the Covered Products may have originated in one or more of the Covered Countries. Accordingly, Nordstrom, conducted due diligence on the source and chain of custody of those Conflict Minerals.
Nordstrom’s supply chain with respect to the Covered Products is complex, and Nordstrom, as a purchaser, is many steps removed from the mining and smelting or refining of the Conflict Minerals. Nordstrom does not purchase raw ore or unrefined Conflict Minerals. Because the SORs are consolidating points for raw ore, Nordstrom believes the SORs are in the best position in the supply chain to determine the origin of the ores. As a result, tracing these minerals to their sources is a challenge that requires Nordstrom to enlist its Tier 1 Suppliers in its efforts to achieve supply chain transparency, including its effort to obtain information regarding the origin of the Conflict Minerals. The information provided by Tier 1 Suppliers may be inaccurate or incomplete or subject to other irregularities. Because of Nordstrom’s relative location within the supply chain in relation to the actual extraction, transport, smelting and refinement of Conflict Minerals, its ability to verify the accuracy of information reported by Tier 1 Suppliers is limited.
Part I. Nordstrom's Conflict Minerals Program

A.	Summary of Findings
Throughout the reporting period ("RY") 2018, Nordstrom continued to deploy its efforts to determine the sourcing mines or location of origin for 3TG contained in its NPG products with the greatest possible specificity. Nordstrom received responses from its survey requests from all its Tier 1 Suppliers contacted, except one supplier that had closed its business and did not respond.
The Company's due diligence efforts indicate that for RY 2018, 95.1% of Tier 1 Suppliers produced products that do not contain 3TG deemed necessary to the functionality or production of the product and 4.9% of Tier 1 Suppliers produced products that do contain 3TG deemed necessary to the functionality or production of the product. Of the 4.9% of Tier 1 Suppliers whose products contain 3TG, all the suppliers that reported they use SORs that source from the Covered Countries indicated that those SORs were determined to be “DRC conflict free” based on the internationally accepted audit standards of the Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association Good Delivery Program or the Responsible Jewelry Council Chain of Custody Certification.
Nordstrom was unable to determine the countries of origin for the 3TG contained in the Covered Products produced by two Tier 1 Suppliers. Seventy-one percent of the SORs used by those two suppliers were determined to be “DRC conflict free” based on the audit standards described above. However, 29% of the SORs used by those two suppliers were not certified “DRC conflict free” by the above-referenced organizations.
Finally, eleven Tier 1 Suppliers provided information regarding SORs that was incomplete or inconsistent and therefore Nordstrom was not able to make a determination about the source of any Conflict Minerals in the Covered Products produced by those suppliers.

B.	Continual Improvement
In RY 2019, Nordstrom intends to continue to monitor its internal Conflict Minerals Rule compliance program with the objective of again receiving Conflict Minerals Survey responses from 100% of its suppliers and encouraging suppliers to source from SORs that are known to be conflict free. Nordstrom’s ultimate objective is to develop a supply chain that does not indirectly or directly provide revenue to militia groups in the Covered Countries.
Part II. Due Diligence and Risk Mitigation
Nordstrom's due diligence process is designed to conform, in all material respects, with the nationally and internationally recognized due diligence framework identified by the U.S. Securities and Exchange Commission ("SEC"): OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements ("OECD Guidance"), consistent with Nordstrom’s position as a downstream purchaser.

A.	Design of Due Diligence Framework
With respect to Conflict Minerals, Nordstrom's due diligence framework includes the following key elements:

•	Establish Strong Company Management Systems

•	Identify and Assess Risks in the Supply Chain

•	Design and Implement a Strategy to Respond to Identified Risks

•	Review Independent Third-Party Audit of Supply Chain

•	Report Annually on Supply Chain Due Diligence

B.	Due Diligence Measures Performed

1.	Establish Strong Company Management Systems

Nordstrom's management system is a framework of policies, procedures, processes and organizational structure designed to enable the Company to complete all tasks necessary to achieve its objectives. Our system incorporates the following steps:

a.	Adoption of our Conflict Minerals Policy
To help ensure consistent and clear communication of our commitment to responsible Conflict Minerals sourcing, Nordstrom has adopted and periodically reviews a Conflict Minerals policy, which is publicly available at https://shop.nordstrom.com/content/nordstrom-cares-partnership-guidelines?breadcrumb=Home%2FNordstrom+Cares%2FPartnership+Guidelines and provides:
Nordstrom, Inc. ("Nordstrom") is working to ensure that metals and other minerals contained in our Nordstrom private label products are obtained, produced and used in an environmentally and socially responsible manner. In particular, by partnering with our agents and direct suppliers, we will strive to source in ways that do not contribute to human rights abuses.
Under the "conflict minerals" provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, many publicly traded companies, including Nordstrom, are required to better understand how they use four metals: gold, columbite-tantalite (tantalum), cassiterite (tin) and wolframite (tungsten) (collectively, the "Conflict Minerals") and whether those Conflict Minerals originated in the Democratic Republic of Congo ("DRC") or adjoining countries (collectively, the "Covered Countries"). The intent of this regulation is to end the violent conflict in a region that has been financed, in part, by the exploitation and trade of Conflict Minerals originating in the Covered Countries.
We intend to conduct an annual good faith inquiry into the origin of Conflict Minerals that are necessary to the functionality or production of our Nordstrom private label products. This includes requesting certain information from our Nordstrom private label agents and direct suppliers and reporting on these inquiries and due diligence to the U.S. Securities and Exchange Commission ("SEC"). As these inquiries will be reasonably designed to determine whether any such minerals originated in the Covered Countries or are from recycled or scrap sources, we expect our agents and suppliers to participate fully, including by providing complete and timely responses to surveys and other inquiries.
In the event Nordstrom has a reason to believe that Conflict Minerals may have originated in the Covered Countries, Nordstrom will perform due diligence on its supply chain in a manner consistent with the guidance issued by the Organization for Economic Cooperation and Development ("OECD").
All reports we file with the SEC in compliance with the Conflict Minerals law requirements will be available to the public through our website.
Nordstrom partners with companies who share our commitment to making a positive difference. In furtherance of that commitment, we expect all agents and suppliers of our Nordstrom private label products to comply with this Policy.

b.	Internal support for NPG supply chain due diligence
Nordstrom's internal support for Conflict Minerals supply chain due diligence is led by NPG, with support from the Legal Department.

c.	Strengthen engagement with Tier 1 Suppliers
Nordstrom makes suppliers aware of and periodically trains suppliers on its Conflict Minerals Policy and its desire to develop a supply chain that does not indirectly or directly provide revenue to militia groups in the Covered Countries. To further support communication of policies and expectations, NPG again engaged a third-party consultant to engage with suppliers and review and validate the NPG Supplier Conflict Minerals Survey responses.

d.	System of controls and transparency over the NPG supply chain
Nordstrom maintains an internal management system that encompasses a range of processes, activities, and operating procedures to guide the Company’s due diligence efforts. These procedures establish a process to be followed to generate and maintain the information needed to comply with Rule 13p-1.

e.	Mechanisms for reporting Conflict Minerals Policy violations
In the Company's internal and external training communications, parties are informed that concerns or reports of possible violations of Nordstrom's Conflict Minerals Policy can be reported by:

•	Raising concerns through the Nordstrom Supplier website

•	Calling Nordstrom's anonymous anticorruption and fraud hotline
In addition, suppliers and other parties are encouraged to contact the Company directly if they seek guidance on the application of this approach or if they wish to report suspected violations.

2.	Identify and Assess Risks in the Supply Chain
The steps outlined below, consistent with the OECD Guidance as applied to downstream companies, were applied by NPG to support the identification and assessment of Conflict Minerals risks in its supply chain.

a.	Identify the SORs in the supply chain
As an initial step to identifying SORs, Nordstrom reviewed its supply chain for products applicable to Rule 13p-1 and determined that NPG "contracts to manufacture" products that may contain 3TG, including, footwear, apparel, jewelry, accessories and home goods. As these materials might be necessary to the functionality of a product, the Company traced the origin of these metals in support of its commitment to sourcing in socially responsible ways that do not contribute to human rights abuses in the Covered Countries. Nordstrom's RCOI process included a combination of measures to determine whether applicable 3TG in the Covered Products originated from Covered Countries.

1)	Identifying Products in Scope
Nordstrom conducted a risk assessment of NPG product categories, including footwear, apparel, jewelry, accessories and home goods. All Tier 1 Suppliers of these products whose manufacture was completed and the goods shipped to Nordstrom between January 1, 2018 and December 31, 2018 were identified. Next, these suppliers were surveyed in an effort to determine whether products provided to NPG contained 3TG, and, if so, the country of origin for the 3TG.

2)	Supplier Engagement
To perform the supplier engagement necessary as part of the RCOI, NPG required its Tier 1 Suppliers to complete the Responsible Minerals Initiative’s Conflict Minerals Reporting Template questionnaire ("NPG Supplier Conflict Minerals Survey"). Nordstrom engaged a third-party consultant to assist with processing the NPG Supplier Conflict Minerals Surveys. The consultant validated the information collected from the Tier 1 Suppliers, including tracking information on SORs and flagging risks based on supplier SOR sourcing practices.
The Company's RCOI efforts resulted in responses from 100% of NPG's Tier 1 Suppliers, with the exception of one Tier 1 Supplier that did not respond due to the closure of its business. A small number of these responses indicated that 3TG was necessary to the functionality or production of products supplied to NPG. Once the Company's RCOI process was complete, the Company, in partnership with its third-party vendor, designed and implemented a supplier due diligence process.

b.	Assessment of risk that SORs have funded conflict in the Covered Countries
To assess the risk that the sourcing practices of its suppliers were funding conflict in the Covered Countries, Nordstrom engaged its third-party consultant to verify whether any known SORs were identified on available lists of SORs that have been certified by internationally recognized industry validation schemes, such as the RMAP, the London Bullion Market Association Good Delivery Program, or the Responsible Jewelry Council Chain-of-Custody Certification. Suppliers associated with certified SORs were recognized as meeting the OECD Guidance due diligence. SORs that satisfy these audit standards are generally considered to source conflict free minerals.
If the SOR was not certified by an internationally-recognized scheme, the SOR was contacted by the third-party consultant in an attempt to gain more information about its sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs take to track the chain-of-custody on the source of its mineral ores. The relevant information requested included whether the SOR had a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation.

3.	Design and Implement a Strategy to Respond to Identified Risks
Utilizing the OECD's Red Flag criteria (i.e., Level 2 or 3 Country sourcing or sourcing from unknown reserves), NPG reviewed its supply chain to identify any high risk or potentially high risk SORs and implemented the following measures to address them:

a.	Report findings to senior management
Senior management is briefed periodically on the Company's conflict minerals rule compliance.

b.	Devise and adopt a risk management plan
Nordstrom's Conflict Minerals risk management plan includes processes for internal and external training and communications on its Conflict Minerals Rule compliance policy and practices, transparency throughout the NPG supplier on boarding and review process, reporting to senior management on the key risks associated with Conflict Minerals rule compliance and routine monitoring and reviewing of the effectiveness of Nordstrom's existing processes.

c.	Implement the risk management plan, monitor and track risk mitigation, report to senior management and evaluate supplier relationships
To improve its due diligence process, improve its supply chain transparency, and to further mitigate the risk that its necessary Conflict Minerals finance or benefit armed groups in the Covered Countries, Nordstrom makes suppliers aware of and periodically trains suppliers on its Conflict Minerals Policy and its desire to develop a supply chain that does not indirectly or directly provide revenue to militia groups in the Covered Countries.
With regard to the two Tier 1 Suppliers that provided products from SORs that used 3TG from undetermined sources and the eleven Tier 1 Suppliers who provided inconsistent or incomplete information, Nordstrom is currently reevaluating its relationship with those suppliers and considering whether to locate alternate suppliers. NPG stakeholders have been briefed on these suppliers’ responses to the NPG Supplier Conflict Minerals Survey and enhancements to the Company’s processes to promote sourcing in ways that do not fund the conflict in the Covered Countries are being explored.

4.	Review Independent Third-Party Audit of Supply Chain
Nordstrom does not have any direct relationships with smelters or refiners that process Conflict Minerals, and it does not perform or direct audits of these entities within its supply chain. As an alternative, the Company has considered information collected and provided by independent third-party audit programs, such as the RMAP.

5.	Report Annually on Supply Chain Due Diligence
The Form SD and CMR contained herein and publicly available at investor.nordstrom.com in the SEC Filings section meet the OECD recommendation to report annually on supply chain due diligence.
Part III. Determination
Applying the due diligence process outlined in the above, including information provided by NPG's suppliers, Nordstrom believes that for the reporting period January 1, 2018 to December 31, 2018, NPG products containing Conflict Minerals might have been processed by the smelters and refiners listed in Annex I and sourced from the countries of origin listed in Annex II below. However, in most cases, the information provided by suppliers was provided on a company-wide basis, not on a product-level basis. That is, the information was not specific enough to identify the SORs that processed the Conflict Minerals or the countries of origin of those Conflict Minerals that were used in the specific products provided by the supplier to Nordstrom, but instead included information regarding the SORs that processed Conflict Minerals and the countries of origin of those Conflict Minerals used by the responding supplier only on a company-wide or general product basis. As a result, in those cases, Nordstrom has not been able to reasonably or reliably determine whether the identified SORs have been used to process Conflict Minerals used in the Covered Products actually furnished to Nordstrom or whether the identified countries of origin were countries of origin of Conflict Minerals used in the Covered Products actually furnished to Nordstrom.
Based on the information provided through NPG's Conflict Minerals compliance program, two Tier 1 Suppliers engaged SORs that used 3TG from undetermined sources and eleven Tier 1 Suppliers provided inconsistent or incomplete information regarding the SORs they used such that Nordstrom cannot the countries of origin for all their products.

ANNEX I

Metal	Official Smelter Name
Tungsten	A.L.M.T. TUNGSTEN Corp.
Gold	Abington Reldan Metals, LLC
Tungsten	ACL Metais Eireli
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Tantalum	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation

Metal	Official Smelter Name
Gold	Cendres + Metaux S.A.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Gold	Chimet S.p.A.
Tin	China Tin Group Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Gold	Chugai Mining
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tantalum	D Block Metals, LLC
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa
Tin	Dowa
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Gold	Emirates Gold DMCC

Metal	Official Smelter Name
Tin	Estanho de Rondonia S.A.
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tin	Fenix Metals
Gold	Fidelity Printers and Refiners Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tungsten	Global Tungsten & Powders Corp.
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Gold	Guangdong Jinding Gold Limited
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.

Metal	Official Smelter Name
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tungsten	H.C. Starck Tungsten GmbH
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	HeeSung Metal Ltd.
Gold	Heimerle + Meule GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Tungsten	Hydrometallurg, JSC
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.

Metal	Official Smelter Name
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	Japan Mint
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Gold	Jiangxi Copper Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tantalum	Jiujiang Janny New Material Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tungsten	Kennametal Fallon

Metal	Official Smelter Name
Tungsten	Kennametal Huntsville
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L'Orfebre S.A.
Tantalum	LSM Brasil S.A.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Gold	Marsam Metals
Tungsten	Masan Tungsten Chemical LLC (MTC)
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tantalum	Metallurgical Products India Pvt., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.

Metal	Official Smelter Name
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Tantalum	Mineracao Taboca S.A.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Gold	Mitsubishi Materials Corporation
Tin	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Tin	Modeltech Sdn Bhd
Tungsten	Moliren Ltd.
Gold	Morris and Watson
Gold	Morris and Watson Gold Coast
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Gold	NH Recytech Company
Tungsten	Niagara Refining LLC
Gold	Nihon Material Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.

Metal	Official Smelter Name
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Tin	Operaciones Metalurgical S.A.
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Gold	Planta Recuperadora de Metales SpA
Tin	Pongpipat Company Limited
Tantalum	Power Resources Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Menara Cipta Mulia

Metal	Official Smelter Name
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Gold	PX Precinox S.A.
Tantalum	QuantumClean
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Tantalum	Resind Industria e Comercio Ltda.
Tin	Resind Industria e Comercio Ltda.
Gold	Royal Canadian Mint
Tin	Rui Da Hung
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery

Metal	Official Smelter Name
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Tin	Soft Metais Ltda.
Gold	Solar Applied Materials Technology Corp.
Tantalum	Solikamsk Magnesium Works OAO
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Tin	Super Ligas
Gold	T.C.A S.p.A
Tantalum	Taki Chemical Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tantalum	Telex Metals
Tin	Thaisarco
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV

Metal	Official Smelter Name
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tantalum	Ulba Metallurgical Plant JSC
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Tungsten	Unecha Refractory Metals Plant
Gold	United Precious Metal Refining, Inc.
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Tin	White Solder Metalurgia e Mineracao Ltda.
Gold	WIELAND Edelmetalle GmbH
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Gold	Yamakin Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Tin	Yunnan Tin Company Limited
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation

ANNEX II

Angola	Laos
Argentina	Luxembourg
Armenia	Madagascar
Australia	Malaysia
Austria	Mali
Belarus	Mexico
Belgium	Mongolia
Bermuda	Morocco
Bolivia	Mozambique
Brazil	Myanmar
Burundi	Namibia
Cambodia	Netherlands
Canada	New Zealand
Central African Republic	Niger
Chile	Nigeria
China	Papua New Guinea
Colombia	Peru
Congo (Brazzaville)	Philippines
Czech Republic	Poland
Djibouti	Portugal
DRC- Congo (Kinshasa)	Russian Federation
Ecuador	Rwanda
Egypt	Saudi Arabia
Estonia	Sierra Leone
Ethiopia	Singapore
Finland	Slovakia
France	South Africa
Germany	South Sudan
Ghana	Spain
Guinea	Suriname
Guyana	Sweden
Hong Kong	Switzerland
Hungary	Taiwan
India	Tajikistan
Indonesia	Tanzania
Ireland	Thailand
Israel	Turkey
Italy	Uganda
Ivory Coast	United Arab Emirates
Japan	United Kingdom
Jersey	United States
Kazakhstan	Uzbekistan
Kenya	Viet Nam
Korea, Republic of	Zambia
Kyrgyzstan	Zimbabwe